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                                                                    EXHIBIT 99.2
PROXY

                     THE READER'S DIGEST ASSOCIATION, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints each of James E. Preston, Thomas O. Ryder and William J. White as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Special Meeting of Stockholders of The Reader's Digest Association, Inc. to be held on
        , 2002, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposals described in the notice of meeting and proxy statement/prospectus and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

    Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

                  THE PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                     O DETACH HERE FROM PROXY VOTING CARD O

            YOU CAN NOW ACCESS YOUR READER'S DIGEST ACCOUNT ONLINE.

Access your Reader's Digest stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for The Reader's Digest Association, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

             VISIT US ON THE WEB AT HTTP://WWW.MELLON-INVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

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STEP 1: FIRST TIME USERS -- ESTABLISH   STEP 2: LOG IN FOR ACCOUNT ACCESS      STEP 3: ACCOUNT STATUS SCREEN
A PIN                                   You are now ready to log in. To        You are now ready to access your
You must first establish a Personal     access your account please enter       account information. Click on the
Identification Number (PIN) online by   your:                                  appropriate button to view or
following the directions provided in                                           initiate transactions.
the upper right portion of the web      - SSN
screen as follows. You will also need   - PIN                                  - Certificate History
your Social Security Number (SSN)       - Then click on the SUBMIT button      - Book-Entry Information
available to establish a PIN.                                                  - Issue Certificate
                                        IF YOU HAVE MORE THAN ONE ACCOUNT,     - Payment History
INVESTOR SERVICEDIRECT(SM) IS           YOU WILL NOW BE ASKED TO SELECT THE    - Address Change
CURRENTLY ONLY AVAILABLE FOR DOMESTIC   APPROPRIATE ACCOUNT.                   - Duplicate 1099
INDIVIDUAL AND JOINT ACCOUNTS.
- SSN
- PIN
- Then click on the ESTABLISH PIN
button
PLEASE BE SURE TO REMEMBER YOUR PIN,
OR MAINTAIN IT IN A SECURE PLACE FOR
FUTURE REFERENCE.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME
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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

CLASS B VOTING COMMON STOCK.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITEM 1, ITEM 2 AND ITEM
3.

1. To adopt the Agreement and Plan of Merger, dated as of October 18, 2002, by and between The Reader's Digest Association, Inc. and RDA Merger Corp., attached as Appendix B to the proxy statement/prospectus and, in the alternative, to approve the amendment to our certificate of incorporation attached as Appendix C-1 to the proxy statement/prospectus and the amendments to Article IV of our certificate of incorporation set forth in Appendix C-2 to the proxy statement/prospectus.
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
2. To approve the amendment to Article V of our certificate of incorporation (providing for a classified board of directors) set forth in Appendices B and C-2 to the proxy statement/prospectus. (Note: To complete the recapitalization transaction, stockholders must also approve this proposal)
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
3. To approve the amendment to our certificate of incorporation adding a new
   Article IX (eliminating action by stockholders by written consent) set forth in Appendices B and C-2 to the proxy statement/prospectus. (Note: To complete the recapitalization transaction, stockholders must also approve this proposal)
       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

Receipt is hereby acknowledged of The Reader's Digest Association, Inc. notice of meeting and proxy statement/prospectus.

Please disregard the following paragraph if you have previously provided your consent decision.

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                      [ ]
By checking the box to the right, I consent to future
delivery of annual reports, proxy statements, prospectuses
and other materials and stockholder communications
electronically via the Internet at the webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future
stockholder meeting until such consent is revoked. I
understand that I may revoke my consent at any time by
contacting the Company's transfer agent, Mellon Investor
Services, LLC, Ridgefield Park, NJ and that costs normally
associated with electronic delivery, such as usage and
telephone charges as well as any costs it may incur in
printing documents, will be my responsibility.
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                                                                              By returning this proxy card you are
                                                                              conferring upon management the authority to
                                                                              vote upon such other business as may properly
                                                                              come before the Special Meeting or any
                                                                              postponements or adjournments thereof.
Date: --------------                                                          ----------------------------------------------
                                                                              Signature(s):
Please sign this proxy as name(s) appear(s) above and return it promptly whether or not you plan to attend the Special
Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the special meeting and decide to vote by ballot, such vote will supercede this proxy.
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